Exhibit 3.22

State of Delaware Secretary of State Division of Corporations Delivered 03:05 PM 06/09/2014 FILED 02:44 PM 06/09/2014 SRV 140812187 - 5547861 FILE

CERTIFICATE OF INCORPORATION

OF

METALDYNE HOLDINGS INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

FIRST:                   The name of the corporation is Metaldyne Holdings Inc. (the “Corporation”).

SECOND:              The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:                 The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH:             The total number of shares of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.001 per share.

FIFTH:                  The name and mailing address of the incorporator of the Corporation are Eric L. Schondorf, c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.

SIXTH:                  In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SEVENTH:           In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

EIGHTH:              The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.

NINTH:                 (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder thereof for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

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2

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 9th day of June, 2014.

By:	/s/ Eric L. Schondorf
Name:	Eric L. Schondorf
Title:	Sole Incorporator

[CERTIFICATE OF INCORPORATION OF METALDYNE HOLDINGS INC.]

State of Delaware Secretary of State Division of Corporations Delivered 01:35 PM 06/30/2014 FILED 01:29 PM 06/30/2014 SRV 140900257 - 5547861 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

June 30, 2014

Metaldyne Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.           The name of the Corporation is Metaldyne Holdings Inc.

2.           The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Corporation by amending and restating the article thereof numbered “FIRST” so that as amended and restated such article shall be read as follows:

“FIRST: The name of the corporation is Metaldyne Performance Group Inc. (the “Corporation”).”

3.           This Certificate of Amendment of Certificate of Incorporation of the Corporation was submitted to the sole stockholder of the Corporation and was approved by the sole stockholder of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Incorporation as of the date first written above.

METALDYNE HOLDINGS INC.

By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Vice President and Secretary

[SIGNATURE PAGE TO METALDYNE HOLDINGS INC. CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION]

State of Delaware Secretary of State Division of Corporations Delivered 01:09 PM 08/01/2014 FILED 01:07 PM 08/01/2014 SRV 141025577 - 5547861 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

August 1, 2014

Metaldyne Performance Group Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.           The name of the Corporation is Metaldyne Performance Group Inc.

2.           The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Corporation by amending and restating the article thereof numbered “FOURTH” so that as amended and restated such article shall be read as follows:

“FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 50,000,000 shares of common stock, par value $0.001 per share.”

3.           This Certificate of Amendment of Certificate of Incorporation of the Corporation was submitted to the sole stockholder of the Corporation and was approved by the sole stockholder of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Incorporation as of the date first written above.

METALDYNE PERFORMANCE GROUP INC.

By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Vice President and Secretary

[SIGNATURE PAGE TO METALDYNE PERFORMANCE GROUP INC. CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION]

State of Delaware Secretary of State Division of Corporations Delivered 03:43 PM 09/23/2014 FILED 11:47 AM 09/23/2014 SRV 141209843 - 5547861 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.             The name of the corporation is METALDYNE PERFORMANCE GROUP INC.

2.             The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center 1209 Orange (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3.             The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Liela Morad
Authorized Officer

Name:	Liela Morad
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 06:39 PM 11/18/2014 FILED 06:37 PM 11/18/2014 SRV 141427813 - 5547861 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

November 18, 2014

Metaldyne Performance Group Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.           The name of the Corporation is Metaldyne Performance Group Inc.

2.           The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Corporation by amending and restating the article thereof numbered “FOURTH” so that as amended and restated such article shall read as follows:

“FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 400,000,000 shares of common stock, par value $0.001 per share (“Common Stock”).

Upon effectiveness of this Certificate of Amendment of Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as and converted into 5 validly issued, fully paid and no assessable shares of Common Stock (the “New Common Stock”). Each stock certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled.”

3.           This Certificate of Amendment of Certificate of Incorporation of the Corporation was submitted to the stockholders of the Corporation and was approved by the required vote of stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.           This Certificate of Amendment of Certificate of Incorporation of the Corporation shall become effective immediately upon being duly filed with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Incorporation as of the date first written above.

METALDYNE PERFORMANCE GROUP INC.

By:	/s/ Carol Creel
Name:	Carol Creel
Title:	General Counsel and Secretary

[SIGNATURE PAGE TO METALDYNE PERFORMANCE GROUP INC. CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION]

State of Delaware Secretary of State Division of Corporations Delivered 04:25 PM 12/11/2014 FILED 04:18 PM 12/11/2014 SRV 141525444 - 5547861 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF METALDYNE PERFORMANCE GROUP INC.

(Under Sections 242 and 245 of the
Delaware General Corporation Law)

Metaldyne Performance Group Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

FIRST. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 9, 2014 under the name Metaldyne Holdings Inc., and the Corporation amended its Certificate of Incorporation on August 1, 2014; and further amended its Certificate of Incorporation on November 18, 2014 (as amended to date, the “Previous Certificate of Incorporation”).

SECOND. The Board of Directors of the Corporation (the “Board”) has adopted resolutions proposing to amend and restate the Previous Certificate of Incorporation, and the stockholders of the Corporation have duly approved the amendment and restatement.

THIRD. Pursuant to Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation (as the same may be further amended and/or restated from time to time, including any certificate of designations relating to any series of Preferred Stock (as defined below), this “Certificate”) restates, integrates and further amends the Previous Certificate of Incorporation of the Corporation to read in its entirety as follows:

ARTICLE I

1.1          Name. The name of the Corporation is:

Metaldyne Performance Group Inc.

ARTICLE II

2.1          Address. The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

3.1          Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Without limiting the generality of the foregoing, the Corporation shall have all of the powers conferred on corporations by the DGCL and other applicable law.

ARTICLE IV

4.1          Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is four hundred and ten million (410,000,000) shares, of which (i) four hundred million (400,000,000) shares shall be designated shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) ten million (10,000,000) shares shall be designated shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The number of authorized shares of Preferred Stock and Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor.

4.2          Common Stock. The powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock, are as follows:

(a)           Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by such rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

(b)           Voting Rights. Except as otherwise provided by law or by the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision of this Certificate to the contrary or otherwise required by DGCL or applicable law, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. On each matter on which they are entitled to vote, the holders of the outstanding shares of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such stockholder.

(c)           Dividends. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

(d)           Liquidation, etc. Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, and subject to the other sentence in this clause (d), in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this clause (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

(e)           No holder of shares of Common Stock shall have cumulative voting rights.

(f)            No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Certificate.

4.3          Preferred Stock. The Board is hereby expressly authorized, to the fullest extent as may now or hereafter be permitted by the DGCL, by resolution or resolutions, at any time and from time to time, to provide for the issuance of a share or shares of Preferred Stock in one or more series or classes and to fix for each such series or class by filing a certificate pursuant to the DGCL (i) the number of shares constituting such series or class and the designation of such series or class, (ii) the voting powers (if any), whether full or limited, of the shares of such series or class, (iii) the powers, preferences, and relative, participating, optional or other special rights of the shares of each such series or class, and (iv) the qualifications, limitations, and restrictions thereof, and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. Without limiting the generality of the foregoing, to the fullest extent as may now or hereafter be permitted by the DGCL, the authority of the Board with respect to the Preferred Stock and any series or class thereof shall include, but not be limited to, determination of the following:

(a)           the number of shares constituting any series or class and the distinctive designation of that series or class;

(b)           the dividend rate or rates on the shares of any series or class, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series or class;

(c)          whether any series or class shall have voting rights, in addition to the voting rights provided by applicable law, and, if so, the number of votes per share and the terms and conditions of such voting rights;

(d)         whether any series or class shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate upon such events as the Board shall determine;

(e)          whether the shares of any series or class shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)          whether any series or class shall have a sinking fund for the redemption or purchase of shares of that series or class, and, if so, the terms and amount of such sinking fund;

(g)          the rights of the shares of any series or class in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series or class; and

(h)         any other powers, preferences, rights, qualifications, limitations, and restrictions of any series or class.

The powers, preferences and relative, participating, optional and other special rights of the shares of each series or class of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series or classes at any time outstanding. Unless otherwise provided in the resolution or resolutions providing for the issuance of such series or class of Preferred Stock, shares of Preferred Stock, regardless of series or class, which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock, without designation as to series or class of Preferred Stock, and the Corporation shall have the right to reissue such shares.

4.4         Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration and for such corporate purposes, as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration and for such corporate purposes, as the Board shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

ARTICLE V

5.1         Powers of the Board. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon them by applicable law or by this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) or the Bylaws of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock).

5.2       Number of Directors. Upon the effectiveness of this Certificate (the “Effective Time”), the total number of directors constituting the entire Board shall be eight (8). Thereafter, the total number of directors constituting the entire Board shall be such number as may be fixed from time to time exclusively by resolution of at least a majority of the Board then in office.

5.3       Classification. Subject to the terms of any one or more series or classes of Preferred Stock, and effective upon the Effective Time, the directors of the Corporation shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, as determined by a least a majority of the Board then in office. As of the Effective Time, Class I directors shall consist of three (3) directors, Class 11 directors shall consist of three (3) directors and Class III directors shall consist of two (2) directors. The Board may assign members of the Board already in office to such classes as of the Effective Time. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the Effective Time; the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board shall determine so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

5.4       Removal of Directors. Any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Section 5.4, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

5.5       Term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. A director may resign at any time upon written notice to the Corporation.

5.6       Vacancies. Subject to the terms of any one or more series or classes of Preferred Stock and the terms of the Stockholders’ Agreement, effective as of August 4, 2014, by and among the Corporation, ASP MD Investco LP and the additional signatories thereto from time to time, any vacancies in the Board for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled only by the Board (and not by the stockholders), acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of directors to which such directors have been appointed and until their successors are duly elected and qualified.

5.7       Director Elections by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series or classes of Preferred Stock shall have the right, voting separately by series or class, to elect one or more directors at an annual or special meeting of stockholders, the election, filling of vacancies, removal of directors and other features of such one or more directorships shall be governed by the terms of such one or more series or classes of Preferred Stock to the extent permitted by law.

5.8       Officers. Except as otherwise expressly delegated by resolution of the Board, the Board shall have the exclusive power and authority to appoint and remove officers of the Corporation.

ARTICLE VI

6.1       Elections of Directors. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

6.2       Advance Notice. Advance notice of nominations for the election of directors or proposals of other business to be considered by stockholders, made other than by the Board or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board or such committee shall have delegated such authority, shall be given in the manner provided in the Bylaws of the Corporation. Without limiting the generality of the foregoing, the Bylaws may require that such advance notice include such information as the Board may deem appropriate or useful.

6.3       No Stockholder Action by Consent. Subject to the terms of any one or more series or classes of Preferred Stock, from and after the time that American Securities LLC and its affiliates (collectively, “American Securities”) beneficially own (as shall be determined in accordance with Rules 13d-3 and I3d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), less than a majority of the then outstanding shares of the Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders of the Corporation and may not be effected by any written consent in lieu of a meeting by such stockholders, unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of stockholders. For the avoidance of doubt, any action to be taken by the stockholders of the Corporation may be effected by written consent of American Securities in lieu of a meeting of stockholders if American Securities beneficially owns at least a majority of the then outstanding shares of Common Stock entitled to vote on the matter(s) presented at such meetings.

6.4       Postponement, Conduct and Adjournment of Meetings. Any meeting of stockholders may be postponed by action of the Board at any time in advance of such meeting. The Board shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the Board to the Chairperson of such meeting in either such rules and regulations or pursuant to the Bylaws of the Corporation.

ARTICLE VII

7.1       Limited Liability of Directors. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended hereafter to permit the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any alteration, amendment, addition to or repeal of this Section 7.1, or adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Section 7.1, shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment, addition to, repeal or adoption with respect to acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

7.2       Mandatory Indemnification and Advancement of Expenses. The Corporation shall indemnify and provide advancement of Expenses (as defined below) to any Indemnitee (as defined below) to the fullest extent permitted by law, as such law may be amended from time to time. In furtherance of the foregoing indemnification and advancement obligations, and without limiting the generality thereof:

(a)         Proceedings Other Than Proceedings by or in the Right of the Corporation. Any Indemnitee, by reason of his or her Corporate Status (as defined below), who is, or is threatened to be made, a party to or participant in any Proceeding (as defined below), other than a Proceeding by or in the right of the Corporation (with the approval of the Corporation’s Board), shall be indemnified against all Expenses (as defined below), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the

Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe lndemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)         Proceedings by or in the Right of the Corporation. Any Indemnitee, by reason of his or her Corporate Status, who is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Corporation shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine that such indemnification may be made.

(c)          Sponsor Directors. The Corporation hereby acknowledges that the directors that are partners or employees of American Securities (“Sponsor Directors”) have certain rights to indemnification, advancement of expenses and/or insurance provided by American Securities (the “Fund Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to each Sponsor Director are primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Sponsor Director is secondary to the Corporation’s obligations), (ii) that it shall be required to advance the full amount of expenses incurred by a Sponsor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this paragraph and the Bylaws of the Corporation from time to time (or any other agreement between the Corporation and such Sponsor Director), without regard to any rights such Sponsor Director may have against any Fund Indemnitor, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by any Fund Indemnitor on behalf of any Sponsor Director with respect to any claim for which such Sponsor Director has sought indemnification from the Corporation shall affect the foregoing and such Fund Indemnitor shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Sponsor Director against the Corporation. The Corporation and the Sponsor Directors agree that the Fund Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary in this Certificate or the Bylaws of the Corporation, for as long as American Securities beneficially own shares of stock of the Corporation representing at least 10% of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, this Section 7.2(c) shall not be amended, altered or revised, including by merger or otherwise, without American Securities’ prior written consent.

(d)         Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Article VII, to the extent that any Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If such Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 7.2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(e)          Advancement of Expenses. Notwithstanding any other provision of this Article VII, the Corporation shall advance all Expenses incurred by or on behalf of any Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 7.2 shall be unsecured and interest free.

7.3          Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and advancement of expenses to employees and agents of the Corporation, individually or as a group, within the same scope and effect as the indemnification of its directors and officers.

7.4          Non-Exclusivity. The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under applicable law, this Certificate, the Bylaws of the Corporation, any agreement, vote of stockholders, resolution of directors or otherwise.

7.5          Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

7.6          Exception to Rights of Indemnification and Advancement. Notwithstanding any provision in this Article VII, the Corporation shall not be obligated by this Article VII to make any indemnity or advancement in connection with any claim made against an Indemnitee in connection with any Proceeding (or any part of any Proceeding) initiated by such Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by such Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Corporation has joined in or prior to its initiation the Board authorized such Proceeding (or any part of such Proceeding), (ii) the Corporation provides the indemnification or advancement, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iii) the Proceeding is one to enforce such Indemnitee’s ‘rights under this Article VII or any other indemnification advancement or exculpation rights to which Indemnitee may at any time be entitled under applicable law or any agreement.

7.7               Definitions. For purposes of this Article VII:

(a)           “Corporate Status” describes the status of an individual who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Corporation or of any other Enterprise that such individual is or was serving at the request of the Corporation.

(b)           “Enterprise” shall mean the Corporation and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Corporation (or any of their wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(c)           “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Article VII, ERISA excise taxes and penalties, and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including, without limitation, reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Corporation or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, unless otherwise approved by the Corporation, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(d)           “Indemnitee” means any current or former director, including Sponsor Directors, or current or former officer of the Corporation; and

(e)           “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part while acting as a director, officer, employee or agent of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Article VII. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this Article VII.

7.8          Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 7.6 of this Article VII, and notwithstanding the absence of any determination thereunder, any Indemnitee may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 7.2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of Indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.2(a) or Section 7.2(b) of this Article VII, as the case may be. The absence of any determination thereunder shall not be a defense to such application or create a presumption that Indemnitee has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 7.8 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, Indemnitee shall also be entitled to be paid the Expenses of prosecuting such application.

7.9          Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.10        Amendment of Article VII. No alteration, amendment, addition to or repeal of this Article VII, nor the adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article VII, shall adversely affect any rights to indemnification and to the advancement of expenses of a director or officer (or, as authorized by the Board pursuant to Section 7.3, of an employee or agent) of the Corporation existing at the time of such alteration, amendment, addition to, repeal or adoption with respect to any acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption.

ARTICLE VIII

8.1          Delaware. Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX

9.1          Amendments to Bylaws. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board is expressly authorized and empowered to make, alter, amend, add to or repeal any and all Bylaws of the Corporation by resolution adopted by a majority of the directors then in office. In addition, notwithstanding anything to the contrary contained in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock), the stockholders of the Corporation may make, alter, amend, add to or repeal any and all Bylaws of the Corporation or to adopt any provision inconsistent therewith, provided that such action will require the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE X

10.1        Section 203 of the DGCL. The Corporation shall not be governed by Section 203 of the DGCL.

10.2        Corporate Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and American Securities, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, which are from time to time presented to American Securities or any of its managers, officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person or entity shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person or entity pursues or acquires such business opportunity, directs such business opportunity to another person or entity or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Neither the alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

10.3        Amendments to Article X. Notwithstanding anything to the contrary in this Certificate or the Bylaws of the Corporation, for as long as American Securities beneficially own shares of stock of the Corporation representing at least 10% of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, this Article X shall not be amended, altered or revised, including by merger or otherwise, without American Securities’ prior written consent.

ARTICLE XI

11.1        Forum. Unless the Corporation consents in writing in advance to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum, to the fullest extent permitted by law, for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate (including as it may be amended from time to time), or the Bylaws, (D) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or the Bylaws, or (E) any action asserting a claim governed by the internal affairs doctrine. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

12.1        Amendment. The Corporation reserves the right, at any time and from time to time, to alter, amend, add to or repeal any provision contained in this Certificate (including any certificate of designations relating to any series or class of Preferred Stock) in any manner now or hereafter prescribed by law, and all rights, preferences, privileges and powers of any nature conferred upon stockholders, directors or any other persons herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate (including any certificate of designations relating to any series or class of Preferred Stock), and in addition to any other vote that may be required by law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Corporation’s then outstanding shares of Common Stock shall be required to alter, amend, add to or repeal, or to adopt any provision inconsistent with, Sections 5.3, 5.4 and 5.6 of Article V, Article XI hereof or this proviso of this Article XII.

ARTICLE XIII

13.1        Severability. If any provision (or any part thereof) of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate including, without limitation, each portion of any section of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate (including, without limitation, each such containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf this 11th day of December 2014.

Metaldyne Performance Group Inc.

By:	/s/ Carol Creel
	Name:	Carol Creel
	Title:	General Counsel and Secretary

[AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF METALDYNE PERFORMANCE GROUP INC.]